UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 15, 2024
Date of Report (date of earliest event reported)
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Greenidge Generation Holdings Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40808 (Commission File Number)	86-1746728 (I.R.S. Employer Identification Number)
590 Plant Road Dresden, New York 14441
(Address of principal executive offices and zip code)
(315) 536-2359
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001	GREE	The Nasdaq Global Select Market
8.50% Senior Notes due 2026	GREEL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events.

On August 15, 2024, Greenidge Generation LLC, a wholly owned subsidiary of Greenidge Generation Holdings Inc. (collectively, the “Company”), filed a verified petition and complaint pursuant to Article 78 of the New York Civil Practice Law and Rules against the New York State Department of Environmental Conservation (the “Department”) in New York Supreme Court, Yates County, seeking declaratory and injunctive relief relating to the Department's denial of the Company's Title V Air Permit renewal application (the "Renewal Application") for the Dresden, NY facility (the “Facility”), including, among other things, to (i) annul the Department's June 30, 2022 denial of the Renewal Application and the May 8, 2024 affirmation of such denial by the Department's Regional Director for Region 7; (ii) issue certain declaratory judgments with respect to the Department's interpretation of the New York Climate Leadership and Community Protection Act on which the denial of the Renewal Application was predicated; and (iii) enjoin the Department from taking any action to request that the Facility cease operations.

The Company intends to pursue its claims vigorously and will provide further updates on the status of this lawsuit as necessary and appropriate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenidge Generation Holdings Inc.

By:	/s/ Jordan Kovler
Name:	Jordan Kovler
Title:	Chief Executive Officer

Date: August 16, 2024